SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 2, 2026

SUI GROUP HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-41472	90-0316651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1907 Wayzata Boulevard, Suite 205 Wayzata, MN		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 479-1923
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	SUIG	The Nasdaq Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)          On October 2, 2026, SUI Group Holdings Limited (the “Company”) reconvened its 2026 annual meeting of shareholders (the “Meeting”). Of the 76,802,872 shares of the Company’s common stock entitled to vote at the Meeting, an aggregate of 43,893,691 shares, representing 57.15% of the shares entitled to vote, were present in person or by proxy, constituting a quorum.

(b)          At the Meeting, the Company’s shareholders approved the reincorporation of the Company from a Minnesota corporation to a Delaware corporation. The proposal is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2026, as revised by the revised definitive proxy statement filed with the SEC on August 13, 2026, and as amended by any additional amendments or revisions filed with the SEC (together, the “Proxy Statement”).

The voting results, in shares of the Company’s common stock, for the proposal are set forth below:

Proposal 2 – Reincorporation of the Company from Minnesota to Delaware by Statutory Conversion:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,606,785	284,704	2,199	3

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SUI GROUP HOLDINGS LIMITED

Date: October 6, 2026	By:	/s/ Douglas M. Polinsky
Name: Douglas M. Polinsky
Title: Chief Executive Officer